Exhibit 5.1

Barack Ferrazzano Kirschbaum & Nagelberg llp

200 WEST MADISON STREET, SUITE 3900

CHICAGO, ILLINOIS 60606

Telephone (312) 984-3100

Facsimile (312) 984-3150

August 1, 2012

Medgenics, Inc.

555 California Street, Suite 365

San Francisco, California 94104

Ladies and Gentlemen:

This opinion is being rendered to you in connection with the filing by Medgenics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale by the Company of (i) an aggregate of 2,155,802 shares (the “Plan Shares”) of common stock of the Company, par value $0.0001 per share (“Common Stock”), issuable under the Medgenics, Inc. Stock Incentive Plan, as amended and restated effective March 5, 2012 (the “Plan”), and (ii) 900,000 shares (the “Inducement Shares”) of Common Stock issuable upon exercise of an inducement stock option granted to Sol J. Barer pursuant to the Non-Qualified Stock Option Award Terms filed as Exhibit 4.7 to the Registration Statement (the “Inducement Award”).

We have made such legal and factual investigation as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, dated as of December 3, 2007, as amended by a Certificate of Amendment dated as of June 4, 2009 and as further amended by a Certificate of Amendment dated as of February 14, 2011, (iii) the Second Amended and Restated By-Laws of the Company dated as of March 5, 2012, (iv) the Plan, (v) the Inducement Award, (vi)  resolutions of the Board of Directors of the Company relating to the Plan and the Inducement Award, and (vii) such other certificates, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company. For the purpose of the opinion rendered in (1) below, we have assumed that in connection with the issuance of shares under the Plan, the Company will receive consideration in an amount not less than the aggregate par value of the Plan Shares covered by each such issuance.

Barack Ferrazzano Kirschbaum & Nagelberg llp

Medgenics, Inc.

August 1, 2012

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

(1)	the Plan Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and nonassessable; and

(2)	the Inducement Shares have been duly authorized and, when issued and sold in accordance with the Inducement Award, will be validly issued, fully paid and nonassessable.

We express no opinion concerning the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the date hereof or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP